Calculation of Filing Fee Tables
S-1
Kodiak AI, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(a)	15,384,609	$ 6.96	$ 107,076,878.64	0.0001381	$ 14,787.32
Fees to be Paid	2	Equity	Common stock, par value $0.0001 per share, underlying warrants	457(a)	15,384,609	$ 6.96	$ 107,076,878.64	0.0001381	$ 14,787.32
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 214,153,757.28		$ 29,574.64
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 12,015.99
			Net Fee Due:						$ 17,558.65
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional shares of the Registrant's common stock, par value $0.0001 ("Common Stock") as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of 15,384,609 shares of the Registrant's Common Stock held by certain securityholders that are registered for resale in this Registration Statement. The proposed maximum aggregate offering price (the "PMOPU") is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on the Nasdaq Global Market on May 28, 2026, which was approximately $6.96 per share.

[2]	Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional shares of the Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Consists of 15,384,609 shares of Common Stock issuable by the Registrant upon the conversion of the 2026 PIPE Warrants (as defined in this Registration Statement). These shares are registered for resale in this Registration Statement. The PMOPU is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of Common Stock as reported on the Nasdaq Global Market on May 28, 2026, which was approximately $6.96 per share.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Kodiak AI, Inc.	S-4	333-287278	05/14/2025		$ 12,015.99	Equity	Kodiak AI, Inc. Common Stock issuable upon exercise of Warrants and Warrants exercisable for Kodiak AI, Inc. Common Stock		$ 484,765,500.00
Fee Offset Sources	3	Kodiak AI, Inc.	S-4	333-287278		05/14/2025						$ 12,015.99
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Under a registration statement on Form S-4 (File No. 333-287278) initially filed by the Registrant on May 14, 2025 and subsequently amended (as amended, the "Business Combination Registration Statement"), the Registrant registered 14,300,000 Private Placement Warrants (as defined therein) and 25,000,000 Public Warrants (as defined therein). The Business Combination Registration Statements also registered the Common Stock issuable upon the exercise of the Public Warrants and Private Placement Warrants. The Registrant subsequently removed from registration under the Business Combination Registration Statement the Common Stock issuable upon exercise of the Public Warrants and the Private Placement Warrants. A filing fee of $74,217.60 was previously paid in connection with the Public Warrants and Private Placement Warrants on the Business Combination Registration Statement (the "Filing Fee"). On December 1, 2025 the Registrant filed a registration statement on Form S-8 (File No. 333-291864) that used $49,563.03 of the Filing Fee, and on March 12, 2026 the Registrant filed a registration statement on Form S-8 (File No. 333-294223) that used $12,638.58 of the Filing Fee, resulting in a remaining fee offset balance of $12,015.99 (the "Remaining Filing Fee Balance"). In accordance with Rule 457(p) of the Securities Act, the Remaining Filing Fee Balance will offset the filing fee due pursuant to this Registration Statement.

Offset Note
[2]	Under the Business Combination Registration Statement, the Registrant registered 14,300,000 Private Placement Warrants (as defined therein) and 25,000,000 Public Warrants (as defined therein). The Business Combination Registration Statements also registered the Common Stock issuable upon the exercise of the Public Warrants and Private Placement Warrants. The Registrant subsequently removed from registration under the Business Combination Registration Statement the Common Stock issuable upon exercise of the Public Warrants and the Private Placement Warrants. The Registrant previously paid the Filing Fee and in accordance with Rule 457(p) of the Securities Act $12,015.99 of the Remaining Filing Fee Balance will be used to offset the filing fee due pursuant to this Registration Statement.

[3]	Under the Business Combination Registration Statement, the Registrant registered (i)14,300,000 Private Placement Warrants and (ii) 25,000,000 Public Warrants. The Business Combination Registration Statement also registered the Common Stock issuable upon the exercise of the Public Warrants and Private Placement Warrants. The Registrant subsequently removed from registration under the Business Combination Registration Statement the Common Stock issuable upon exercise of the Public Warrants and the Private Placement Warrants. The Registrant previously paid the Filing Fee and in accordance with Rule 457(p) of the Securities Act $12,015.99 of the Remaining Filing Fee Balance will offset the filing fee due pursuant to this Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date